                                  SCHEDULE 14A

                                (RULE 14A - 101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO. ________)

Filed by Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

     -----------------------------------------------------------------------
                               THE AES CORPORATION
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required

/ / Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share


     -----------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:


     -----------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     Not Applicable
     ---------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:

     Not Applicable
     -----------------------------------------------------------------------

5)   Total Fee paid:

     None
     -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


     -----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:


     -----------------------------------------------------------------------

     (3)  Filing Party:


     -----------------------------------------------------------------------

     (4)  Date Filed:


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



                               The AES Corporation
                             1001 North 19th Street
                            Arlington, Virginia 22209

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 18, 2000

March 21, 2000

The Annual Meeting of Stockholders of The AES Corporation (the "Company") will be held on Tuesday, April 18, 2000, at 9:30 a.m. in the Company's corporate offices at 1001 North 19th Street, Arlington, Virginia. Doors to the meeting will open at 8:30 a.m.

The meeting will be conducted:

-    To elect a board of nine directors;

- To consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year 2000 (approved by the Board of Directors and set forth in the following Proxy Statement);

- To consider and vote on a proposal to amend and restate the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 500,000,000 to 1,200,000,000; and;

-    To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 2, 2000 will be entitled to notice of and to vote at this meeting.

/s/ WILLIAM R. LURASCHI
-----------------------------
William R. Luraschi
Vice President and Secretary

EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY. A PREPAID ENVELOPE IS ENCLOSED FOR RETURNING PROXIES. (SEE DIRECTIONS ON PROXY
CARD).

PROXY STATEMENT

March 21, 2000

The accompanying proxy is solicited by the Board of Directors of The AES Corporation (the "Company" or "AES") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 18, 2000 at 9:30 a.m. at the Company's corporate offices at 1001 North 19th Street, Arlington, Virginia 22209, or at any adjournment of such meeting. This Proxy Statement and accompanying proxy are first being sent or given to stockholders on or about March 21, 2000.

If the proxy is properly executed and returned by mail, the shares it represents will be voted at the meeting in accordance with the instructions noted thereon. If no instructions are specified, the shares will be voted for the election of the directors and in accordance with the Board of Directors' recommendations as set forth herein. Any stockholder executing a proxy has the power to revoke it at any time before it is voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. Proxies marked as abstentions, or to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect.

The only securities of the Company entitled to be voted are shares of Common Stock, and only holders of record of Common Stock at the close of business on March 2, 2000 are entitled to notice of and to vote at the meeting. Holders of Common Stock are entitled to one vote per share. There were 207,176,815 shares of Common Stock outstanding at the close of business on March 2, 2000. The Company's Annual Report for the fiscal year ended December 31, 1999 is being delivered concurrently with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is comprised of nine members, seven of whom are not officers of, or otherwise employed by, the Company. In 1999, the Board of

Directors met 13 times, including 9 telephonic meetings; [Mr. McArthur attended 69% of these meetings.] Directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Directors shall be elected by a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders, at which a quorum is present.

ROGER W. SANT co-founded AES with Dennis Bakke in 1981. He has been Chairman of the Board and a director of AES since its inception and he held the office of President through 1986 and Chief Executive Officer through December 31, 1993. He currently is Chairman of the Boards of Directors of The Summit Foundation and World Wildlife Fund U.S., a Trustee of the World Wide Fund for Nature, and serves on the Board of Directors of Marriott International, Inc., and the National Symphony Orchestra. He was Assistant Administrator for Energy Conservation and the Environment of the Federal Energy Administration ("FEA") from 1974 to 1976 and the Director of the Energy Productivity Center, an energy research organization affiliated with The Mellon Institute at Carnegie-Mellon University, from 1977 to 1981.

DENNIS W. BAKKE co-founded AES with Roger Sant in 1981 and has been a director of AES since 1986. He has been President of AES since 1987 and Chief Executive Officer since January 1, 1994. From 1987 to 1993, he served as Chief Operating Officer of AES; from 1982 to 1986, he served as Executive Vice President of AES; and from 1985 to 1986, he also served as Treasurer of AES. He served with Mr. Sant as Deputy Assistant Administrator of the FEA from 1974 to 1976 and as Deputy Director of the Energy Productivity Center from 1978 to 1981.
He is a trustee of the Rivendell School and a member of the Board of Directors of MacroSonix Corporation.

ALICE F. EMERSON has been a director of AES since 1993. She is a Senior Advisor at The Andrew W. Mellon Foundation, was President of Wheaton College in Massachusetts from 1975 to 1991, and prior to that served as Dean of Students at the University of Pennsylvania. She is a member of the Boards of Directors of the World Resources Institute, the FleetBoston Financial Corporation, Champion International Corporation, Eastman Kodak Company, Salzburg Seminar, and the MGH Institute of Health Professions.

ROBERT F. HEMPHILL, JR. has been a director of AES since June 1996. He served as Executive Vice President of AES from 1982 to June 1996. He currently is the Managing Director of Toucan Capital Corporation (an international venture capital firm). He also serves on the Boards of the National Museum of American History, and the Pacific International Center for High Technology Research, and is a member of the Advisory Board of Venture House, an internet investment company.

FRANK JUNGERS was an advisor to the Board of AES from 1982 to 1983 and has been a director of AES since 1983. He has been consultant to various companies since prior to 1994. Mr. Jungers is the retired Chairman of the Board and Chief Executive Officer of the Arabian American Oil Company. He currently serves on the Boards of Directors of Thermo Electron Corporation, Thermo Ecotek Corporation, Esco Corporation, Donaldson, Lufkin & Jenrette, Inc., and Statia Terminals. He is also Chairman of the Advisory Board of Common Sense Partners, L.P. He is also Trustee of the Board of Trustees, The American University in Cairo and serves as a Trustee to the High Desert Museum, and Oregon Health Sciences University Foundation.

JOHN H. MCARTHUR has been a director of AES since January 1997. He is the retired Dean of the Harvard Business School, and has been a private business consultant and active investor in various companies since prior to 1994. He serves as Senior Advisor to the President of the World Bank Group. He is also a member of the Boards of Directors of BCE Inc., Cabot Corporation, the Columbia/HCA Healthcare Corporation, Glaxo Wellcome plc, Rohm & Haas Corporation, Springs Industries, Inc., and KOC Holdings, A.S. Istanbul. He also serves in various capacities with non-profit health, government, and education organizations in America, Canada, Europe, and Asia.

HAZEL R. O'LEARY has been a director of AES since April 1997. Mrs. O'Leary previously served on AES's Board of Directors from September 1988 to June 1989. Mrs. O'Leary was the seventh Secretary of the United States Department of Energy from 1993 to 1997. She is consultant and attorney to a diverse group of domestic and international energy and sustainable development firms. Prior to serving as U.S. Secretary of Energy, she served as president of the natural gas subsidiary of Northern States Power Company, and before that as Executive Vice President of Northern States Power Company. She also serves on the Board of the Kaiser Group International and UAL, Corporation, the parent company of United Airlines. In addition, Mrs. O'Leary serves on the non-profit Boards of Morehouse College, the Andrew Young Center of International Development, the World Wildlife Fund, and the Keystone Center.

THOMAS I. UNTERBERG has been a director of AES since 1984 and from 1982 to 1983. He has been a Managing Director of C.E. Unterberg, Towbin (an investment banking firm) since 1989, having been a Managing Director of Shearson Lehman Brothers Inc., from 1987 through 1988. He currently serves on the Boards of Directors of Electronics for Imaging, Inc., Systems and Computer Technology Corporation, ECCS, Inc., Centrax Corporation, Inc., and Club One, LLC.

During 1999, Unterberg Harris, an affiliate of C.E. Unterberg, Towbin, the investment banking firm in which Mr. Unterberg is a Managing Director, acted as a co-managing underwriter for a financial offering of the Company which included the October 7, 1999 offering of 14 million shares of Common Stock, par value $0.01 per share.

ROBERT H. WATERMAN, JR. was an advisor to the Board of AES from 1983 to 1985 and has been a director of AES since 1985. He is the founder and has been the Chief Executive Officer of The Waterman Group, Inc. (a business consulting firm) since 1985. His business includes research and writing, consulting and venture management. He is a co-author of IN SEARCH OF EXCELLENCE, and the author of THE RENEWAL FACTOR, ADHOCRACY -- THE POWER TO CHANGE and WHAT AMERICA DOES RIGHT, each of which is a book on business management. He currently is Chairman of the Board of University ProNet, Inc., and serves on the boards of several non-profit organizations including the World Wildlife Fund and the Restless Legs Syndrome Foundation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE
OFFICERS

The following table sets forth, as of February 4, 1999, the beneficial ownership of the Company's Common Stock by (a) each director and named executive officer,
(b) all directors and executive officers as a group and (c) all persons who own more than five percent (5%) of the Company's Common Stock. Unless otherwise indicated, each of the persons and group listed below has sole voting and dispositive power with respect to the shares shown.


                                                                                 SHARES OF
                                                                                COMMON STOCK
                                                POSITION HELD WITH              BENEFICIALLY
NAME                              AGE               THE COMPANY                OWNED (1) (2)   % OF CLASS (1) (2)
-------------------------------- ------- ---------------------------------- ------------------ -------------------
Shares Beneficially Owned by Directors and Executive Officers

Roger W. Sant                      68    Chairman of the Board and             20,763,347(3)          9.94
                                         Director

Dennis W. Bakke #                  54    President, Chief Executive            17,275,149(4)          8.31
                                         Officer and Director

Alice F. Emerson +@                68    Director                                  47,746              *

Robert F. Hemphill, Jr. %+         56    Director                               1,868,620(5)           *

Frank Jungers +@                   73    Director                               1,076,732(6)           *

John H. McArthur %+                66    Director                                  15,937              *

Hazel R. O'Leary +%                62    Director                                  16,077              *

Thomas I. Unterberg %+             69    Director                               1,268,181(7)           *

Robert H. Waterman, Jr. +@#        63    Director                                 635,437(8)           *

Barry J. Sharp                     40    Senior Vice President and CFO            405,669(9)

John R. Ruggirello                 49    Executive Vice President                 231,607              *

Kenneth R. Woodcock                56    Senior Vice President                  4,046,879(10)          *

Thomas A. Tribone                  47    Executive Vice President                 512,526

All directors and executive officers as a group (29 persons)                    51,567862(11)        24.78
--------------------------------------------------------- ------------- --- ------------------ -------------------
Shares Beneficially Owned by Others:
-------------------------------- ---------- ------------------------------- ------------------ -------------------
FMR Corporation                  Address:   82 Devonshire Street              15,300,318(12)          7.39
                                            Boston, MA   02109
-------------------------------- ---------- ------------------------------- ------------------ -------------------

%    Member of the Financial Audit Committee.

+    Member of the Environmental, Safety and Social Responsibility Committee.

@    Member of the Compensation Committee.

#    Member of the Nominating Committee.

* Shares held represent less than 1% of the total number of outstanding shares of Common Stock of the Company.

(1) Shares beneficially owned and deemed to be outstanding include Common Stock of the Company issued or issuable, on or before April 4, 1999, (a) upon exercise of outstanding options, (b) upon exercise of warrants, (c) under the Deferred Compensation Plan for Executive Officers, (d) under the Deferred Compensation Plan for Directors, (e) under The AES Corporation Profit Sharing and Stock Ownership Plan and the Employee Stock Ownership Plan, and (f) under the Supplemental Retirement Plan.

(2) Includes (a) the following shares issuable upon exercise of options: Mr. Sant -- 876,276 shares; Mr. Bakke - 836,937 shares; Mr. Ryan - 343,563 shares; Mr. Sharp -- 260,829 shares; Mr. Ruggirello - 164,146 shares; Mr. Woodcock - 228,946 shares; Dr. Emerson - 31,698 shares; Mr. Hemphill - 13,472 shares; Mr. Jungers - 25,832 shares; Dr. McArthur - 13,472 shares; Ms. O'Leary - 13,472 shares; Mr. Unterberg - 25,832 shares; Mr. Waterman - 25,832 shares; all directors and executive officers as a group - 4,428,705 shares; (b) the following units issuable under the Deferred Compensation Plan for Executive Officers: Mr. Sant -- 29,643 shares; all executive officers as a group -- 29,643 shares; (c) the following units issuable under the Deferred Compensation Plan for Directors: Dr. Emerson -- 7,186; Mr. Jungers -- 81,450; Dr. McArthur - 2,465; Ms. O'Leary - 2,255; Mr. Unterberg - 118,285; Mr. Waterman -- 117,695; all directors as a group 329,336; (d) the following shares held in The AES Corporation Profit Sharing and Stock Ownership Plan and the Employee Stock Ownership Plan: Mr. Sant -- 292,924 shares; Mr. Bakke - 280,647 shares; Mr. Hemphill -- 198,712 shares; Mr. Ryan - 42,739 shares; Mr. Sharp - 46,138 shares; Mr. Ruggirello - 32,324 shares; Mr. Woodcock -- 164,338 shares; all directors and executive officers as a group - 1,484,634 shares; and (e) the following units issuable under the Supplemental Retirement Plan: Mr. Sant - 4,342; Mr. Bakke - 6,456; Mr. Hemphill - 1,298; Mr. Ryan - 1,278; Mr. Sharp -- 1,360;
     Mr. Ruggirello - 726; Mr. Woodcock-- 2,267; all directors and executive officers as a group - 29,417

(3) Includes 14,768,180 shares held jointly by Mr. Sant and his wife. Also includes 122,382 shares held by his wife, 199,870 held in an IRA for the benefit of Mr. Sant, 578,928 shares in a trust for Mr. Sant, and 129,742 shares held in an IRA for the benefit of his wife. In addition, includes 2,146,523 shares held by The Summit Foundation, of which Mr. Sant disclaims beneficial ownership. Also includes term convertible securities, Series A and Series B, convertible into an aggregate of 977,000 shares of common stock held in trust for Mr. and Mrs. Sant. Mr. and Mrs. Sant can be reached c/o The AES Corporation, 1001 N. 19th Street, Arlington, Virginia 22209.

(4) Includes 8,477,481 shares held jointly by Mr. Bakke and his wife, 63,707 shares held by his children, and 877,389 shares held by his wife, and 98,366 shares held by the Mustard Seed Foundation, of which Mr. Bakke disclaims beneficial ownership. Mr. and Mrs. Bakke can be reached c/o The AES Corporation, 1001 N. 19th Street, Arlington, Virginia 22209.

(5) Includes 10,652 shares held in an IRA for the benefit of Mr. Hemphill, and 200,000 SAR representing a forward sale agreement.

(6) Includes 52,781 shares held by Mr. Jungers's wife and 563,485 shares held by FJF, Inc.

(7) Includes 9,652 shares held by Mr. Unterberg's wife, of which Mr. Unterberg disclaims beneficial ownership.

(8) Includes 4,740 and 92 shares, held in IRAs for Mr. Waterman and his wife, respectively, and 487,071 shares held in a family trust.

(9)  Includes 86,682 shares held jointly with his wife.

(10) Includes 2,835,726 shares held jointly with his wife, and 238,402 shares held in trust for his children, and 577,200 shares held in a family trust.

(11) Includes 1,049,367 shares held jointly by another executive officer and his wife, and 28,334 shares held in trust for his children. Includes 55 shares held by another executive officer's wife. Includes 10,400 shares held jointly by another officer and his wife. Includes 157,314 shares held jointly by another officer and his wife, and 3,976 and 2,512 shares held in IRAs for their benefit. Includes 3,380 shares held jointly by another executive officer and her husband, and 244 shares held in trust for their children.

(12) Of this aggregate number, FMR Corporation reported on SEC For SC-13G filed with the Securities Exchange Commission dated February 11, 2000, that it had (a) sole voting power in 2,427,001 shares, (b) shared voting power on no shares, (c) sole dispositive power on 15,300,318 shares and (d) shared dispositive power on no shares.

COMPENSATION OF DIRECTORS

Directors who are also officers of AES are not paid any fees or additional compensation for service as members of AES's Board of Directors or any committee thereof. Each director who is not employed by AES received $30,000 as annual cash compensation for service on the Board of Directors for 1999, and $1,000 for each board meeting attended in person and $500 for each meeting in which he or she participated by telephone conference. For 2000, the Director's annual cash compensation is $30,000. The directors may elect to defer this compensation pursuant to the Deferred Compensation Plan for Directors in the form of stock units. All directors are reimbursed for travel and other related expenses incurred in attending Board and committee meetings. Directors who are not employed by AES are not eligible to participate in AES's employee benefit plans but participate in The AES Corporation Stock Option Plan for Outside Directors which was adopted in 1992. Under the terms of the plan, the Company issues options to purchase shares of the Company's Common Stock at a price equal to 100% of the fair market value on the date the option is granted. Directors eligible to participate in the plan receive options annually to purchase common stock valued at 83.3% of the annual fees payable to directors, as determined by the Black-Scholes formula on a basis consistent with the Company's stock option program. Beginning in 2000, the directors will receive annually options valued at $40,000, instead of the percentage listed above. These options become eligible for exercise in installments of 50% at the end of each of the first two years.

COMMITTEES OF THE BOARD

The Board has four standing committees: the Financial Audit Committee, the Environmental, Safety and Social Responsibility Committee, the Nominating Committee, and the Compensation Committee.

The Financial Audit Committee recommends which firm will be appointed by the Board of Directors as independent auditor to examine AES's financial statements and to perform services related to the audit. The Financial Audit Committee reviews the scope and results of the audit with the independent auditors, reviews with the Company and the independent auditors AES's interim and year-end operating results, considers the adequacy of the internal accounting and control procedures of AES, reviews any non-audit services to be performed by the independent auditors and considers the effect of such performance on the auditors' independence. The Financial Audit Committee met three times in 1999.

The Environmental, Safety and Social Responsibility Committee monitors the environmental and safety compliance, respectively, of the Company and its subsidiaries and reviews and approves the scope of the Company's internal environmental and safety compliance audit programs to consider the adequacy and appropriateness of the programs being planned and performed, as well as periodically reviews the Company's commitment to, and implementation of, its principle to act in a socially responsible way. The Environmental, Safety and Social Responsibility Committee met twice in 1999.

The Nominating Committee provides recommendations for potential nomination for election of new members of the Board of Directors. The Nominating Committee considers potential nominations provided by stockholders and submits suggested nominations, when appropriate, to the Board of Directors for approval. The Nominating Committee did not meet in 1999. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Company's Board of Directors can do so by writing to the Secretary of the Company at 1001 North 19th Street, Arlington, Virginia 22209, giving each such person's name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the person recommended of his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. The Company's By-Laws also contain a procedure for stockholder nomination of directors. (See "Submission of Stockholder Proposals and Nominations" below.)

The Compensation Committee establishes rates of salary, bonuses, profit sharing contributions, grants of stock options, retirement and other compensation for all directors and officers of AES and for such other people as the Board may designate. All of the members of this committee are "disinterested persons" under the provisions of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee's primary responsibility is to formulate and maintain the compensation program of the Company in order to develop, retain (and attract, when necessary) people important to the Company's performance. This committee specifically acts to evaluate the performance and set the total compensation for the executive officers of the Company, including the CEO, in accordance with the guidelines discussed below. This committee has delegated to the CEO the power to set compensation for the non-executive officers. The Compensation Committee met once in 1999.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation Committee's (the "Committee") guidelines for compensation of executive officers are designed to provide fair and competitive levels of total compensation while integrating pay with performance. Executive officers, including the CEO, are evaluated annually on the basis of both individual responsibilities and contributions, as well as Company-wide results in two related areas: (i) corporate culture (or principles) and (ii) business or functional area performance.

There are three elements in the Company's executive officer compensation, which is consistent with how most people who work for the Company are compensated. These elements are base salary, annual incentive compensation, and stock option program. Beginning in 1999, Mr. Bakke's compensation was granted exclusively in stock options. See below for a more complete description. Certain executive officers may be compensated similarly in the future.

Base salary is adjusted annually by the Committee to account for general economic and cost of living changes. Adjustments are also made periodically to recognize significant new or additional responsibilities of individual executive officers. The Committee's guidelines are to provide base salary compensation generally consistent with its interpretation of industry averages for individuals with similar responsibility levels.

Annual incentive compensation is based upon both objective and subjective measures in the areas of corporate culture and business or functional area performance, and generally takes the form of bonuses payable after year-end. With respect to corporate culture, the Company's shared principles of fairness, integrity, fun and social responsibility are integral to its operations and serve as its founding principles. These principles apply equally to the internal activities of the Company as well as its external relationships. Each executive officer's individual contribution to demonstrating and nurturing these shared values is reviewed and considered as a factor in determining annual incentive compensation. Evaluations by the Committee in this area are inherently subjective.

The second area considered in the determination of annual incentive compensation is the individual executive officer's performance with respect to his or her related business responsibilities and/or functional area. Although all aspects of an individual's responsibilities are considered in determining annual incentive compensation, several quantitative measures of annual performance are considered significant, including operating margin improvements, operating reliability, earnings per share contributions, environmental performance, and plant and Company-wide safety. The qualitative factors considered significant include business and project development progress, effective strategic planning and implementation, Company-wide support, understanding of and adherence to the Company's values, and community relations and people development.

Important strategic successes or failures can take several years to translate into objectively measurable results. The Committee does not compute annual incentive compensation using a mathematical formula of pre-determined performance goals and objective criteria. As a result, the Committee's ultimate determination of the amount, if any, of annual incentive compensation is made at the end of each year based on a subjective evaluation of several quantitative and qualitative factors, with primary emphasis given this year to those factors listed in the preceding paragraph. There are no targeted, minimum or maximum levels of annual incentive compensation, and such compensation does not necessarily bear any consistent relationship to salary amounts or total compensation.

The Company's stock option program is used to reward people for the corporate responsibilities they undertake, their performance of those duties and to help them to think and act like owners. All executive officers and approximately 69% of the total people in the Company located in the United States (approximately 7% of AES people worldwide) participate in this program. Historically, because of differing legal environments in many countries, options had been primarily granted to U.S. people. However, the Company has taken steps to incorporate those people who reside outside of the United States into this program by qualifying its stock option plan in each country where AES people currently reside or work, and the Company expects the total participation to increase in the future. Stock options are usually granted annually at the fair market value on the date of grant and provide vesting periods to reward people for continued service to the Company. The Committee's determination of the number of options to be granted to executive officers is based upon the same factors as such officer's annual incentive compensation discussed above with additional consideration given to the number of options previously granted.

Since 1994, the Company has participated in an annual survey conducted by an outside consulting firm which encompasses over 400 public companies. Based in part on the survey results, the Committee established guidelines for suggested ranges of option grants to executive officers as well as the rest of the people in the Company. Based on the survey, the Committee established guideline ranges for eligible participants between the 50th and 90th percentile of similar companies. As with annual incentive compensation, the determination of an individual's grant is subjective and although the Committee has established suggested guidelines, the grants are not formula based.

Total compensation is reviewed to determine whether amounts are competitive with other companies whose operations are similar in type, size and complexity with those of the Company, as well as a broad range of similarly sized companies. Comparisons are made with published amounts, where available, and, from time to time, the Company also participates in various industry-sponsored compensation surveys in addition to the public-company survey described above. The Committee also has, in the past, engaged an independent compensation consultant to specifically review the level and appropriateness of executive officer compensation. Other than as described above, the Company uses the results of surveys, when available, for informational purposes only and does not target individual elements of or total compensation to any specific range of survey results (i.e., high, low or median) other than the Committee's suggested guidelines for stock option grants as discussed in the previous paragraph. Because each individual's compensation is determined, in part, by experience and performance, actual compensation generally varies from industry averages.

Executive officers also participate in the Company's profit sharing plan (or deferred compensation plan for executive officers) on the same terms as all other people in the Company, subject to any legal limitations on amounts that may be contributed or benefits that may be payable under the plan. Matching contributions and annual profit sharing contributions are made with the common stock of the Company to further encourage long-term performance. In addition, certain individuals of the Company participate in the Company's supplemental retirement plan, which provides supplemental retirement benefits to "highly compensated employees" (as defined in the Internal Revenue Code) of any amount which would be contributed on such individual's behalf under the profit sharing plan (or the deferred compensation plan for executive officers) but is not so contributed because of the limitations contained in the Internal Revenue Code.

In most cases, the Committee has taken steps to qualify income paid to any officer as a deductible business expense pursuant to regulations issued by the Internal Revenue Service pursuant to Section 162(m) of the Internal Revenue Code with respect to qualifying compensation paid to executive officers in excess of $1 million. Compensation earned pursuant to the exercise of options granted under the Company's former stock option plan (which was discontinued in 1991) is not considered for purposes of the $1 million aggregate limit, and exercises under the 1991 Plan are similarly excluded. The Committee will continue to consider the implications to the Company of qualifying all compensation as a deductible expense under Section 162 (m), but retains the discretion to pay bonuses commensurate with an executive officer's contributions to the success of the Company, irrespective of whether such amounts are entirely deductible.

MR. BAKKE'S 1999 COMPENSATION

Mr. Bakke's compensation for 1999 was reviewed and approved by the Committee utilizing the guidelines discussed above. Specifically, the following primarily positive factors considered were:

     - Strong adherence, understanding, and awareness by the people in the Company to its shared principles of integrity, fairness, social responsibility and fun, as indicated by the Company's internal values survey, with particular emphasis made on excellent progress made at the Company's foreign subsidiaries.

     - Significant development of new project and business opportunities, including:

          - The acquistion of the 3,996MW Drax generating station located in the United Kingdom for approximately $3 billion

          -    The acquisition of Tiete, a generating company in Brazil

          - The acquisition of 50% of the Central Electricity Supply Company of Orissa

          - The acquisition of a controlling interest in Electronet, a Brazilian telecom venture

          - The acquistion of 50% of Ede Este, a distribution company in the Dominican Republic

          -    The acquisition of New Energy Venture, a retail trading company

          - The acquisition of two generating stations totalling 966 MW in Australia

          - Numerous project financing and refinancings totalling over $10.3 billion.

     - Successful corporate issuance of approximately $1.3 billion of common equity, $518 million convertible trust preferreds, $750 million aggregate principal amount of senior notes, $250 million of junior subordinated notes, and $750 million of short-term bank facilities.

     -    An increase in the price of the Company's common stock of 57%

     - An exceptional year in plant reliability and availability across the Company.

     - Continued excellent environmental performance below permitted levels (on average).

     - An increase in total net megawatts in operation, construction or under advanced development from approximately 27,000 to 43,000.

The following primarily negative factors considered were:

     - While the Company's overall safety record continued to improve in 1999, several very serious injuries occurred, including 19 (eight amongst the Company's contractors) that resulted in loss of life.

     - Net income and diluted earnings per share decreased 26% and 31% respectively (an increase of __% and __%, respectively, before taking into account transaction losses).

The Committee decided that, beginning in 1999, Mr. Bakke would no longer receive cash as part of his overall compensation. Mr. Bakke was compensated solely by the grant of stock options (in lieu of a cash salary and cash bonus). The Committee believes that this method of compensation will align Mr. Bakke's compensation more closely with the financial interests of the Company's other shareholders.

Mr. Bakke's total 1999 compensation (including the cash value associated with option grants derived from the Black-Scholes formula) increased 31% over his 1998 compensation.

   Frank Jungers, Chairman

   Alice F. Emerson

   Robert H. Waterman, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

The following table discloses compensation received by the five most highly compensated executive officers for the three years ended December 31, 1999, adjusted through February 4, 2000.

                           SUMMARY COMPENSATION TABLE

                                                  Annual                              Long Term
                                               Compensation                          Compensation
                           ------- ---------- --------------- ---------------------------------------- ---------------------
                                                                                      Securities
Name and Principal                                              Other Annual      Underlying Options        All Other
Position                    Year   Salary ($)   Bonus ($)     Compensation ($)      (#) (1)              Compensation ($)(2)
-------------------------- ------- ---------- --------------- ------------------ --------------------- ---------------------
DENNIS W. BAKKE             1999       0            0              18,161               98,947                  0
Chief Executive             1998    500,000         0              11,924              160,000                56,000
Officer and President       1997    450,000     1,300,000           9,699               55,209                61,250

BARRY J. SHARP              1999    240,000      350,000             324                18,948                30,800
Senior Vice President,      1998    225,000      500,000             264                16,667                28,500
Chief Financial Officer     1997    200,000      650,000            3,553               13,542                32,500

JOHN R. RUGGIRELLO          1999    220,000      325,000            2,750               13,895                28,900
Executive Vice President    1998    190,000      450,000            1,770               15,556                25,000
                            1997    165,000      300,000            1,502               12,500                21,309

KENNETH R. WOODCOCK         1999    225,000      300,000           13,507               12,632                29,375
Senior Vice President       1998    220,000      300,000            6,620               13,333                28,000
                            1997    215,000      220,000           25,257               12,500                34,250

THOMAS A. TRIBONE           1999    250,000      250,000             528                9,895                 31,750
Executive Vice President    1998    235,000      425,000             696                20,000                29,500
                            1997    200,000      800,000            2,920               16,667                32,500



(1) The number of options shown as compensation as of December 31, 1999 were for services rendered for 1999. Those stock options were awarded by the Compensation Committee of the Board in February 2000.

(2) This column constitutes Company contributions to The AES Corporation Profit Sharing and Stock Ownership Plan and the Employee Stock Ownership Plan of the Company, and allocations to the Company's Supplemental Retirement Plan. Specifically for 1999, (a) amounts contributed to The AES Profit Sharing and Stock Ownership Plan and Employee Stock Ownership Plan: Mr. Bakke -- $0; Mr. Sharp - $18,000; Mr. Ruggirello --$18,000; Mr. Woodcock -- $18,000;
     Mr. Tribone -- $18,000 and (b) amounts allocated to the Supplemental Retirement Plan: Mr. Bakke -- $0; Mr. Sharp -- $12,800; Mr. Ruggirello --$10,900; Mr. Woodcock -- $11,375; Mr. Tribone -- $13,750.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on options granted for 1999 to the named executive officers.

                                              % of Total
                                Number of       Options
                               Securities       Granted
                               Underlying       to all       Exercise
                                 Options      AES People      or Base                      Grant Date
                                 Granted      for Fiscal       Price      Expiration     Present Value
Name                             (#)(1)          Year         ($/Sh)         Date           ($) (2)
----------------------------- -------------- -------------- ------------ -------------- -----------------
DENNIS W. BAKKE                 98,948         3.96%           72.63        2/04/10        4,941,891
Chief Executive
Officer and President

BARRY J. SHARP                 18,948          0.76%           72.63        2/04/10         946,345
Senior Vice President ,
Chief Financial Officer

JOHN R. RUGGIRELLO             13,895          0.56%           72.63        2/04/10         693,976
Executive Vice President

KENNETH R. WOODCOCK            12,632          0.51%           72.63        2/04/10         630,897
Senior Vice President

THOMAS A. TRIBONE              9,895           0.40%           72.63        2/04/10         494,199
Executive Vice President

(1) All options are for shares of Common Stock of the Company. Options granted for services performed in 1999 were granted at the fair market value on the date of grant, and vest at the rate of 50% per year through December 2001.

(2) The Black-Scholes stock option pricing model was used to value the stock options on the grant date (February 4, 2000). The Company's assumptions under this model include an expected volatility of 46.76%, a 6.63% risk free rate of return, no dividends and a 4.5% vesting provision. The options have 10 year terms and vest at 50% per year. There were no adjustments made to account for vesting provisions, and no adjustments were made for non-transferability or risk of forfeiture.

     The use of such amounts and assumptions are not intended to forecast any possible future appreciation of the Company's stock price or dividend policy.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
VALUE

The following table provides information on option exercises in 1999 by the named executive officers and the value of such officers' unexercised options at December 31, 1999.

                                                                     NUMBER OF            DOLLAR
                                                                    SECURITIES           VALUE OF
                                                                    UNDERLYING          UNEXERCISED
                                                                    UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS AT          OPTIONS AT
                                 NUMBER OF          DOLLAR            FY-END              FY-END
                              SHARES ACQUIRED   VALUE REALIZED     EXERCISABLE/        EXERCISABLE/
NAME                            ON EXERCISE           (1)         UNEXERCISABLE     UNEXERCISABLE (2)
----------------------------- ----------------- ---------------- ------------------ --------------------
DENNIS W. BAKKE                    55,000          1,963,638          733,154/          45,586,838/
Chief Executive Officer and                                           183,783            8,031,841
President

BARRY J. SHARP                     9,424            435,483          255,892/           16,576,385/
Senior Vice President,                                                23,931             1,148,990
Chief Financial Officer

JOHN R. RUGGIRELLO                 9,270            539,972          156,368/           9,641,878/
Executive Vice President                                              15,556              630,018

KENNETH R. WOODCOCK                40,000          1,860,600         216,313/           13,996,404/
Senior Vice President                                                 19,300              929,333

THOMAS A. TRIBONE                  52,578          3,199,897         251,645/           16,104,865/
Executive Vice President                                              26,918             1,261,340


(1) The amounts in this column have been calculated based upon the difference between the fair market value of the securities underlying each stock option on the date of exercise and its exercise price.

(2) The amounts in this column have been calculated based on the difference between the fair market value on December 31, 1999 of $74.75 per share for each security underlying such stock option and the per share exercise price.

                   THE AES CORPORATION STOCK PRICE PERFORMANCE

          Measurement Period              The AES
         (Fiscal Year Covered)          Corporation             S&P 500                Peer Group*
     ------------------------------ --------------------- -------------------- ----------------------------
                 1995                      122.44               137.58                   116.65
                 1996                      238.46               169.17                   165.76
                 1997                      478.21               225.60                   213.69
                 1998                      485.90               290.08                   224.93
                 1999                      766.67               351.12                   174.10


PEER GROUP INDEX*

The 1999 Peer Group consists of the following publicly-traded companies in the global power generation industry: Edison International, CMS Energy Corporation, Mid-American Energy Company, Inc., and National Power, PLC.

The 1999 Peer Group Index reflects the weighted average total return for the entire Peer Group calculated for the period in which the Company's equity securities were registered with the Securities and Exchange Commission pursuant to the Exchange Act, from a base of 100. In compliance with Securities and Exchange Commission regulations, the returns of each company in the 1999 Peer Group Index have been weighted according to their market capitalization as of the beginning of the period.

The Report of the Compensation Committee on Executive Compensation and The AES Corporation Stock Price Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act.

---------------
* Excludes The AES Corporation

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on the Company's review of reports filed under Section 16(a) of the Securities Exchange Act of 1934 and certain representations, the Company believes that in 1999 there were no reports which were not reported on a timely basis and no known failure to file a required form.

 PROPOSAL 2

APPOINTMENT OF AUDITORS

The Board of Directors has appointed Deloitte & Touche LLP, a firm of independent public accountants, as auditors to examine and report to stockholders for the year 2000. Deloitte & Touche LLP has acted as the Company's independent auditors since 1981. The appointment was made upon the recommendation of the Financial Audit Committee of the Board of Directors. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP, and intends to introduce at the forthcoming Annual Meeting the following resolution (designated herein as Proposal 2):

       "RESOLVED, that the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for this Company for the year 2000 is hereby approved, ratified and confirmed."

The affirmative vote of the holders of a majority of shares of Common Stock entitled to notice of and to vote at the Annual Meeting of Stockholders, at which a quorum is present, is necessary for the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the year 2000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

PROPOSAL 3

PROPOSED AMENDMENT TO AMEND AND RESTATE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES

The Company's Amended and Restated Certificate of Incorporation currently authorizes 550,000,000 shares of Capital Stock, of which 500,000,000 are Common Stock and 50,000,000 are Preferred Stock. Of the 500,000,000 shares of Common Stock authorized as of March 2, 1999, [ ] shares were outstanding, 42,900,000 were reserved for issuance under the Company's benefit plans. Of the 50,000,000 shares of Preferred Stock authorized, as of March 2, 2000, there were no outstanding shares.

The Board of Directors has determined that it is in the best interest of the Company's stockholders to increase the number of shares of Common Stock which the Company is authorized to issue from 500,000,000 to 1,200,000,000 shares.

The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will benefit the Company by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares could be used for possible stock splits, future acquisitions, financings, stock dividends and other corporate purposes.

Within the limits imposed by applicable law and the rules of the New York Stock Exchange, described below, shares of Common Stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of the Company more difficult and therefore less likely. An issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and diluting the stock ownership of persons seeking to obtain control of the Company. The Board of Directors, however, has no present plans, understandings or agreements to issue the additional shares to be authorized except pursuant to the Company's benefit plans.

The Board of Directors does not currently intend to propose any amendments to the Company's Amended and Restated Certificate of Incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the Board in future if it believes the interests of the stockholders would be protected thereby.

The New York Stock Exchange, on which the Common Stock is listed, currently requires stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before such issuance.

Except for the increase of the number of authorized shares, the proposed amendment would not change any of the provisions of the Company's Amended and Restated Certificate of Incorporation. All shares of Common Stock or Preferred Stock, including the additional shares of Common Stock that would be authorized if the proposed amendment is adopted, which are not issued and outstanding would be issueable at any time or from time to time by action of the Board of Directors without further authorization from stockholders, except to the extent that such further authorization is required by the rules of the New York Stock Exchange, the terms of any series of the Company's Preferred Stock, the terms of any agreements or securities the Company may hereafter enter into or issue or applicable law.

The additional shares of Common Stock which would be authorized by the proposed amendment would have the same rights and privileges as and otherwise be identical to the shares of Common Stock currently authorized and outstanding. The Amended and Restated Certificate of Incorporation empowers the Board of Directors to determine the relative rights and limitation of series of Preferred Stock, including, among other things, dividend rights, conversion prices, voting rights, redemption prices and the preferences, if any, of such series over shares of Common Stock as to dividends or distributions of assets of the Company. It is possible that the future issuance of Preferred Stock having dividend and liquidation preferences could affect amounts that might otherwise be available to holder of Common Stock as dividends or upon liquidation. Holders of the Company's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of Common Stock when issued.

In order to improve the Company's flexibility in responding to future business needs and opportunities, and in order to allow the Company to declare a stock split, if the Board so desires, the Company's stockholders are accordingly being asked to adopt an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the aggregate number of shares which the Company is authorized to issue from 550,000,000 shares, of which 500,000,000 shares are Common Stock and 50,000,000 are Preferred Stock, to 1,250,000,000 shares, of which 1,200,000,000 shares shall be Common Stock and 50,000,000 shares shall be Preferred Stock.

The Board of Director's recommends that the stockholders approve the amendment to the Company's Amended and Restated Certificate of Incorporation, and intends to introduce at the forthcoming Annual Meeting the following resolution (designated herein as Proposal 3):

         "RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation of the Company be amended to read in its entirety as follows:

         "The total number of shares of all classes of stock that the Company shall have authority to issue is one billion, two hundred fifty million (1,250,000,000) shares, of which one billion two hundred million (1,200,000,000) shall be Common Stock, par value $.01 per share, and fifty million (50,000,000) shares shall be Preferred Stock, without par value."

The affirmative vote of holders representing a majority of the outstanding shares of Common Stock is necessary for the adoption of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder entitled to vote in the election of directors and who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the Year 2001 Annual Meeting. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, The AES Corporation, 1001 North 19th Street, Arlington,Virginia 22209 and must be received no later than February 13, 2001 in compliance with new regulations promulgated by the Commission. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedure.

AES's By-Laws contain a procedure for stockholder nomination of directors. The By-Laws provide that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders meeting only if written notice is given to the Secretary of AES of the intent to make such nomination. The notice must be given, with respect to an annual meeting, not later than 90 days in advance of such annual meeting and with respect to a special meeting, not later than the close of business on the seventh day following the earlier of (a) the date on which notice of such special meeting is first given to stockholders and (b) the date on which a public announcement of such meeting is first made. Each notice must include (i) the name and address of each stockholder who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the stockholder; (iii) such other information regarding each nominee proposed by such stockholder as would have been included in a proxy statement filed pursuant to Rule 14a-8 under the Exchange Act; and
(iv) the consent of each nominee to serve if elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure. The procedure for stockholder nomination of directors described above may have the effect of precluding a nomination for election of directors at a particular meeting if the required procedure is not followed.

SOLICITATION OF  PROXIES

Proxies will be solicited by mail, telephone, or other means of communication. The Company has retained the services of First Chicago Trust Company of New York and Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders for a fee, including its expenses, estimated at [$5,000]. In addition, solicitation may be made by directors, officers, and regular employees of the Company. The Company will reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc., for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.

FORM 10-K ANNUAL REPORT

ANY STOCKHOLDER WHO DESIRES A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY OBTAIN A COPY (EXCLUDING EXHIBITS) WITHOUT CHARGE BY ADDRESSING A REQUEST TO THE SECRETARY, THE AES CORPORATION, 1001 NORTH 19TH STREET, ARLINGTON, VIRGINIA 22209. EXHIBITS ALSO MAY BE REQUESTED, BUT A CHARGE EQUAL TO THE REPRODUCTION COST THEREOF WILL BE MADE. STOCKHOLDERS MAY ALSO VISIT THE COMPANY'S WEB SITE AT HTTP://WWW.AESC.COM

By Order of the Board Of Directors,

/s/ WILLIAM R. LURASCHI
William R. Luraschi
Vice President and Secretary

                                      PROXY

                               The AES Corporation

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

            THE AES CORPORATION FOR ANNUAL MEETING ON APRIL 18, 2000.

         THE UNDERSIGNED hereby appoints Roger W. Sant or Dennis W. Bakke, or either of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation ("AES") to be held at 9:30 a.m. EST on Tuesday, April 18, 2000 at 1001 N. 19th St., Arlington, VA 22209, or at any adjournment thereof, and to vote at such meeting the shares of common stock of AES the undersigned held of record on the books of AES on the record date for the meeting for the election for the nominees listed below, on Proposals 1, 2, and 3 referred to on the reverse side and described in the Proxy Statement, and on any other business before the meeting, with all powers the undersigned would possess if personally present.

                                                   (change of address/comments)

         ELECTION OF DIRECTORS, NOMINEES:

Roger W. Sant                   Dennis W. Bakke           _____________________
Alice F. Emerson                Hazel R. O'Leary          _____________________
Robert F. Hemphill, Jr.         Thomas I. Unterberg       _____________________
Francis Jungers                 Robert H. Waterman, Jr.   _____________________
John H. McArthur                                          (If you have written
                                                          in the above space,
                                                          please mark the
                                                          corresponding box on
                                                          the reverse side of
                                                          this card)

INDEPENDENT AUDITORS
Deloitte & Touche LLP

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.

-------------------------------------------------------------------------------

         [ X]      Please mark your votes as in this example.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

-------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR COMPANY PROPOSALS 1, 2 AND 3.

-------------------------------------------------------------------------------

                         FOR        WITHHELD                                 FOR            AGAINST       ABSTAIN
 1. Election of        [      ]    [         ]     2. Ratification of     [       ]       [         ]    [        ]
    Directors (see                                    apppointment of
    reverse)                                          independent
                                                      auditors

 For, except vote withheld from the
 following nominees(s):

 ____________________________                      3. Amend and Restate   [       ]       [        ]     [        ]
                                                      Certificate of
                                                      Incorporation To
                                                      Increase Authorized
                                                      Shares


                                                      Change of Address/
                                                      Comments on Reverse Side    [       ]

                                           All as more particularly described in
                                           the Proxy Statement relating to such
                                           meeting, receipt of which is hereby
                                           acknowledged. Please sign exactly as
                                           name appears herein, Joint owners
                                           should each sign. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give full
                                           title as such.

                                           -------------------------------------------------------

                                           -------------------------------------------------------
                                           Signatures (s)              Date
